SECOND AMENDMENT TO THE CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”) dated as of December 18, 2008 is by and among Black Hills Corporation, a South Dakota corporation (“Borrower”), ABN AMRO Bank N.V., in its capacity as agent for the Banks under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and as a Bank, and each of the other Banks.

WITNESSETH THAT:

WHEREAS, the Borrower, Administrative Agent and the Banks have entered into that certain Credit Agreement dated as of May 7, 2007 (as the same has been and hereafter may be further amended, modified or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend certain terms of the Credit Agreement, as set forth below; and

WHEREAS, the Administrative Agent and each of the Banks are willing, subject to the terms hereof, to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective upon the satisfaction of each of the conditions precedent set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

Section 2.1 The following definition of the term “Extension Date” is hereby added to Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Extension Date” means December 18, 2008.

Section 2.2     The definitions of the terms “Base Rate Margin,” “Eurodollar Margin” and “Termination Date” appearing in Section 1.1 of the Credit Agreement are hereby deleted in their respective entireties and the following language is hereby substituted therefor, respectively:

“Base Rate Margin” means a per annum rate of interest equal to:

(i)        from the Extension Date through March 31, 2009, two percent (2.00%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Base Rate Margin shall be increased to two and one quarter percent (2.25%));

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(ii)       from April 1, 2009 through June 30, 2009, two and one half percent (2.50%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Base Rate Margin shall be increased to two and three quarters percent (2.75%));

(iii)      from July 1, 2009 through September 30, 2009, three percent (3.00%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Base Rate Margin shall be increased to three and one quarter percent (3.25%)); and

(iv)      thereafter, three and one half percent (3.50%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Base Rate Margin shall be increased to three and three quarters percent (3.75%)).

“Eurodollar Margin” means a per annum rate of interest equal to:

(i)        from the Extension Date through March 31, 2009, three percent (3.00%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Eurodollar Margin shall be increased to three and one quarter percent (3.25%));

(ii)       from April 1, 2009 through June 30, 2009, three and one half percent (3.50%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Eurodollar Margin shall be increased to three and three quarter percent (3.75%));

(iii)      from July 1, 2009 through September 30, 2009, four percent (4.00%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Eurodollar Margin shall be increased to four and one quarter percent (4.25%)); and

(iv)      thereafter, four and one half percent (4.50%) (and, in the event and for so long as (x) the S&P Rating of the Borrower is lower than BBB- or (y) the Moody’s Rating of the Borrower is lower than Baa3, such Eurodollar Margin shall be increased to four and three quarters percent (4.75%)).

“Termination Date” means December 29, 2009.

Section 2.3     The definition of “Base Rate” appearing in Section 2.3 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Base Rate” means for any day the greatest of:

(i)        the rate of interest announced by ABN AMRO Bank N.V. from time to time as its prime rate, or equivalent, for U.S. Dollar loans within the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate;

(ii)       the sum of (x) the Federal Funds Rate, plus (y) one half of one percent (0.50%); and

(iii)      the sum of (x) LIBOR, for an Interest Period of three months as it appears on the Applicable Telerate Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before such day, plus (y) one hundred (100) basis points; provided, if no such offered rate for LIBOR exists or cannot be determined, such rate will be the the arithmetical average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before such date by major banks in the interbank eurodollar market for delivery on such date and for a period of three (3) months for the applicable principal amount on such date of determination.

Section 3.       Consent to Agency Transfer. The Borrower and each of the Banks hereby (a) acknowledges and consents to the execution and delivery on the Extension Date of the document attached hereto as Annex A, pursuant to which, among other things, ABN AMRO Bank N.V. will resign from its role as Administrative Agent and The Royal Bank of Scotland plc will be made the successor thereto in the role of Administrative Agent, (b) agree and acknowledge this Section 3 will act as the appointment of a successor Administrative Agent with the consent of Borrower, as is required by the terms of Section 10.7 of the Credit Agreement, and (c) acknowledge and consent that following execution and delivery of the document attached hereto as Annex A, The Royal Bank of Scotland plc shall immediately and without any further action or event succeed to and become vested with all the rights and duties of ABN AMRO Bank N.V. under the Credit Documents, and ABN AMRO Bank N.V. shall be discharged from its duties and obligations thereunder and the provisions of Section 10 of the Credit Agreement and all protective provisions of the Credit Documents shall inure to the benefit of ABN AMRO Bank N.V. as to any actions taken or omitted to be taken by it while it was Administrative Agent

Section 4.        Ratification. The Borrower hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Credit Document, as amended hereby, and agrees to perform each of its obligations thereunder as and when required. By executing this Amendment, the Borrower hereby further ratifies, acknowledges, affirms and reconfirms that each Credit Document, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and that each such Credit Document, as amended hereby, is in full force and effect.

Section 5. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

Section 5.1 The Borrower, the Administrative Agent and each Bank shall have executed and delivered this Amendment, and the Borrower shall have executed and/or delivered such other documents and instruments as Administrative Agent may reasonably require to effectuate the terms of this Amendment.

Section 5.2 Borrower shall have paid to the Administrative Agent for the benefit of each of the Banks on or prior to the date hereof, for such Bank’s own account, a fully-earned, non-refundable amendment fee in an amount equal to 1.25% multiplied by such Bank’s Percentage, in immediately available funds.

Section  5.3      The representations and warranties set forth in Section 6 of this Amendment shall be true and correct.

Section 5.4 All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel.

Section 6. Representations and Warranties.    To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that (i) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and that this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended hereby, constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms, (ii) no Default or Event of Default (after giving effect to this Amendment) has occurred and is continuing under the Credit Agreement or would result from the execution and delivery of this Amendment, and (iii) [except as set forth in the supplemental Schedules attached hereto,] each of the representations and warranties set forth in Section 5 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, except that if any such representation or warranty (x) relates solely to an earlier date it need only remain true in all material respects as of such date, or (y) is already qualified by materiality, in which case it shall be true and correct in all respects.

Section 7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 8. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

Section 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile or electronic means and each facsimile or electronic signature hereto shall be deemed for all purposes to be an original signatory page.

Section 10. Costs. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

Section 11.     Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflict of laws other than section 5-1401 of the New York General Obligations Laws.

Section 12.      Miscellaneous. This Amendment shall be deemed to be a Credit Document.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

BLACK HILLS CORPORATION, a South Dakota corporation

By:	/s/ David R. Emery
Name:	David R. Emery
Title:	Chairman, President and CEO

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

ABN AMRO Bank N.V.

By:	/s/ Allen Broyles
Name:	Allen Broyles
Title:	Director

By:	/s/ Maria Vanderwarren
Name:	Maria Vanderwarren
Title:	Assistant Vice President

U.S. Bank National Association

By:	/s/ Paul Vastola
Name:	Paul Vastola
Title:	Vice President

BAYERISCHE LANDESBANK

By:	/s/ John Gregory
Name:	John Gregory
Title:	First Vice President

By:	/s/ Nikolai von Mengden
Name:	Nikolai von Mengden
Title:	Senior Vice President

BMO Capital Markets Financing, Inc.

By:	/s/ Ian M. Plester
Name:	Ian M. Plester
Title:	Director

COBANK, ACB

By:	/s/ Mathew Brill
Name:	Mathew Brill
Title:	Vice President

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

Credit Suisse, Cayman Islands Branch

By:	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

ROYAL BANK OF SCOTLAND PLC

By:	/s/ Andrew N. Taylor
Name:	Andrew N. Taylor
Title:	Vice President

SCOTIABANC INC.

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

By:	/s/ R. Blackwood
Name:	R. Blackwood
Title:	Director

The Bank of Nova Scotia

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Robert J. Cole
Name:	Robert J. Cole
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ William Champion
Name:	William Champion
Title:	Assistant Vice President

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ANNEX A

TRANSFER OF ADMINISTRATIVE AGENT ROLE

December 18, 2008

Reference is hereby made to that certain Credit Agreement dated as of May 7, 2007 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Black Hills Corporation, a South Dakota corporation (“Borrower”), ABN AMRO Bank N.V. (“ABN AMRO”), as Administrative Agent, and the financial institutions party thereto as Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 10.7 of the Credit Agreement, and pending (x) the appointment of The Royal Bank of Scotland plc (“RBS”) as successor Administrative Agent under the Credit Agreement and all other Credit Documents executed in connection therewith by the Required Banks and the consent of the Borrower to such appointment (the “Appointment and Consent”), and (y) written notice (the “Notice”) from ABN AMRO and RBS to the Borrower and the Banks of the intended effective date thereof (which Notice shall be given to them no earlier five (5) Business Days prior thereto and in any event no later than January 30, 2009), that ABN AMRO hereby resigns as Administrative Agent under the Credit Agreement and all of the other Credit Documents, such resignation to be effective as of the date of the date set forth therefor in the Notice. Pending such Appointment and Consent and the Notice, RBS hereby accepts its appointment as successor Administrative Agent under the Credit Agreement and all other Credit Documents executed in connection therewith, such appointment to be effective as of the date of such Appointment and Consent.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document. Delivery of an executed counterpart of this letter agreement by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof. This letter agreement shall be governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ABN AMRO BANK N.V. By: /s/ Allen Broyles Name: Allen Broyles Title: Director	THE ROYAL BANK OF SCOTLAND PLC By: /s/ Andrew N. Taylor Name: Andrew N. Taylor Title: Vice President
By: /s/ Maria Vanderwarren Name: Maria Vanderwarren Title: Assistant Vice President

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